Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

Santa Clara, Calif.—February 1, 2017—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the fiscal fourth quarter and year ended December 31, 2016.

2016 Highlights

•	Significant improvements in performance compared to 2015:

•	Revenues increased 7%, driven by our Thin-film Equipment growth initiatives and improved results in our core HDD (hard disk drive) business

•	Gross margin improved 300bp; operating P&L improved by 13%

•	Total orders up 25%, driven by a 76% increase in Thin-film Equipment orders

•	Total backlog up 34%, with Thin-film Equipment backlog up 139%

•	Orders for four new INTEVAC VERTEX™ systems—from two customers

•	Orders for eight 200 Lean® systems

•	Successful demonstrations of latest digital night-vision technology—expanding our Photonics revenue opportunity pipeline by 40%

•	Positive cash flow from operations of $3.8 million

•	Achieved objective to increase total balance of cash and investments year-over-year

“2016 marked an inflection point in the future revenue growth trajectory of Intevac,” commented Wendell Blonigan, president and chief executive officer. “Most notably, we secured a multi-system production capacity order for our VERTEX system, and an additional VERTEX customer during the year. Our multiple 200 Lean orders demonstrated the ongoing need for technology investments in our core HDD business, which improved compared to 2015. We increased our revenue opportunity pipeline for Photonics through successful demonstrations with our ground force monocular and high-resolution digital goggles, and while we experienced a pause in contract R&D revenues during the year, we grew our Photonics product revenues over 2015.”

“We also delivered continued improvement in our financial performance in 2016. We improved our gross margins, held SG&A flat, increased our strategic R&D investments by 16%, and significantly improved our operating performance compared to 2015. We won significant new orders in our Thin-film Equipment business, and grew backlog to levels not seen since 2010; in each of our served equipment markets. Given the momentum we have built in our strategic growth initiatives, we are on the path to profitability for 2017.”

($ Millions, except per share amounts)	Q4 2016		Q4 2015
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$29.0	$29.0	$16.4	$16.4
Operating Income (Loss)	$2.9	$2.9	$(2.3)	$(2.2)
Net Income (Loss)	$2.8	$2.8	$(2.5)	$(2.4)
Net Income (Loss) per Diluted Share	$0.13	$0.13	$(0.12)	$(0.12)

	Year Ended December 31, 2016		Year Ended January 2, 2016
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$80.1	$80.1	$75.2	$75.2
Operating Loss	$(7.6)	$(7.7)	$(8.7)	$(8.8)
Net Loss	$(7.4)	$(7.5)	$(9.2)	$(9.3)
Net Loss per Diluted Share	$(0.36)	$(0.36)	$(0.41)	$(0.42)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations and (2) restructuring charges. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Fourth Quarter Fiscal 2016 Summary

Net income for the quarter was $2.8 million, or $0.13 per diluted share. This compares to a net loss of $2.5 million, or $0.12 per diluted share, in the fourth quarter of 2015. Non-GAAP net income was $2.8 million, or $0.13 per diluted share, compared to a non-GAAP net loss $2.4 million, or $0.12 per diluted share, for the fourth quarter of 2015.

Revenues were $29.0 million, including $19.3 million of Thin-film Equipment revenues and Photonics revenues of $9.7 million. Thin-film Equipment revenues consisted of two 200 Lean HDD systems, one MATRIX™ PVD solar system, upgrades, spares and service. Photonics revenues included $2.0 million of research and development contracts. In the fourth quarter of 2015, revenues were $16.4 million, including $8.3 million of Thin-film Equipment revenues and Photonics revenues of $8.1 million, which included $1.4 million of research and development contracts.

Thin-film Equipment gross margin was 38.9% compared to 41.8 % in the fourth quarter of 2015 and 32.4% in the third quarter of 2016. The improvement from the third quarter of 2016 reflected higher revenues and improved factory absorption in the fourth quarter, and the lower-margin solar ion implant R&D tool included in revenues for the third quarter. The decline from the fourth quarter of 2015 reflected a higher mix of systems shipments versus higher-margin upgrades, offset in part by improved factory absorption.

Photonics gross margin was 45.5% compared to 39.6% in the fourth quarter of 2015 and 46.9% in the third quarter of 2016. The decline from the third quarter of 2016 was due to lower margins on technology development contracts. The improvement from the fourth quarter of 2015 was primarily due to higher margins on technology development contracts and lower inventory provisions. Consolidated gross margin was 41.1%, compared to 40.7% in the fourth quarter of 2015 and 37.7% in the third quarter of 2016.

Order backlog totaled $68.5 million on December 31, 2016, compared to $72.9 million on October 1, 2016 and $51.2 million on January 2, 2016. Backlog at December 31, 2016 included four 200 Lean HDD systems, four INTEVAC VERTEX display cover panel coating systems, one INTEVAC MATRIX solar system, and two ENERGi™ solar ion implant systems. Backlog at

October 1, 2016 included four 200 Lean HDD systems, three INTEVAC VERTEX display cover panel coating systems, two INTEVAC MATRIX solar systems, and two ENERGi solar ion implant systems. Backlog at January 2, 2016 included three solar systems and one PVD display cover panel coating system.

The Company ended the year with $49.8 million of total cash, restricted cash and investments and $71.0 million in tangible book value.

Fiscal Year 2016 Summary

The net loss was $7.4 million, or $0.36 per diluted share, compared to a net loss of $9.2 million, or $0.41 per diluted share. The non-GAAP net loss was $7.5 million or $0.36 per diluted share, compared to the non-GAAP net loss of $9.3 million or $0.42 per diluted share for fiscal 2015.

Revenues were $80.1 million, including $45.3 million of Thin-film Equipment revenues and Photonics revenues of $34.9 million, of which $5.8 million was contract R&D revenues, compared to 2015 revenues of $75.2 million, including $39.6 million of Thin-film Equipment revenues and Photonics revenues of $35.5 million for 2015, of which $7.1 million was contract R&D revenues.

Thin-film Equipment gross margin was 32.8%, compared to 32.4% in 2015. The improvement from 2015 reflected a higher level of revenue and improved factory absorption. Photonics gross margin was 44.6% compared to 37.9% in 2015, reflecting a higher mix of product sales versus lower-margin technology development contracts. Consolidated gross margin was 38.0% compared to 35.0% in 2015.

Total R&D and SG&A expenses were $38.1 million compared to $35.3 million in 2015, with R&D investments up 16% and SG&A relatively unchanged from 2015 levels. The operating loss decreased by 13% from the prior year, to $7.6 million.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; and (2) restructuring charges. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PST (4:30 p.m. EST). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the Company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EST. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 47914252.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® is a registered trademark and INTEVAC MATRIX™, INTEVAC VERTEX™, ENERGi™ and oDLC™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,“ “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: customer adoption of our products, an increase in the revenue opportunity pipeline for Photonics, and the future financial performance of Intevac, such as achieving profitability. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except percentages and per share amounts)

	Three months ended		Year ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Net revenues
Thin-film Equipment	$19,312	$8,308	$45,253	$39,622
Photonics	9,670	8,090	34,871	35,538

Total net revenues	28,982	16,398	80,124	75,160
Gross profit	11,912	6,677	30,409	26,317
Gross margin
Thin-film Equipment	38.9%	41.8%	32.8%	32.4%
Photonics	45.5%	39.6%	44.6%	37.9%

Consolidated	41.1%	40.7%	38.0%	35.0%
Operating expenses
Research and development	3,937	4,150	18,156	15,661
Selling, general and administrative	5,102	4,723	19,916	19,638
Acquisition-related[1]	(10)	106	(100)	(244)

Total operating expenses	9,029	8,979	37,972	35,055

Total operating income (loss)	2,883	(2,302)	(7,563)	(8,738)
Operating income (loss)
Thin-film Equipment	1,807	(2,119)	(8,309)	(9,345)
Photonics	2,157	1,146	5,813	5,206
Corporate	(1,081)	(1,329)	(5,067)	(4,599)

Total operating income (loss)	2,883	(2,302)	(7,563)	(8,738)
Interest income and other income (expense), net	190	39	373	127

Income (loss) before income taxes	3,073	(2,263)	(7,190)	(8,611)
Provision for income taxes	238	263	251	555

Net income (loss)	$2,835	$(2,526)	$(7,441)	$(9,166)

Net income (loss) per share
Basic	$0.14	$(0.12)	$(0.36)	$(0.41)
Diluted	$0.13	$(0.12)	$(0.36)	$(0.41)
Weighted average common shares outstanding
Basic	20,935	21,010	20,761	22,218
Diluted	21,739	21,010	20,761	22,218

[1]	Amounts for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	December 31, 2016	January 2, 2016
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$44,645	$36,954
Accounts receivable, net	17,447	12,310
Inventories	24,876	18,760
Prepaid expenses and other current assets	1,768	1,712

Total current assets	88,736	69,736
Long-term investments	3,593	9,673
Restricted cash	1,602	1,780
Property, plant and equipment, net	11,237	11,921
Intangible assets, net	2,258	3,112
Other long-term assets	898	1,459

Total assets	$108,324	$97,681

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,323	$5,950
Accrued payroll and related liabilities	4,220	4,066
Other accrued liabilities	17,011	5,632
Customer advances	5,422	3,625

Total current liabilities	31,976	19,273
Other long-term liabilities	3,082	2,411
Stockholders’ equity
Common stock ($0.001 par value)	21	20
Additional paid-in capital	171,314	166,514
Treasury stock, at cost	(28,489)	(28,489)
Accumulated other comprehensive income	321	412
Accumulated deficit	(69,901)	(62,460)

Total stockholders’ equity	73,266	75,997

Total liabilities and stockholders’ equity	$108,324	$97,681

Note: Amounts as of January 2, 2016 are derived from the January 2, 2016 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Year ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Non-GAAP Income (Loss) from Operations
Reported operating income (loss) (GAAP basis)	$2,883	$(2,302)	$(7,563)	$(8,738)
Change in fair value of contingent consideration obligations[1]	(10)	106	(100)	(244)
Restructuring charges[2]	—	—	—	148

Non-GAAP Operating Income (Loss)	$2,873	$(2,196)	$(7,663)	$(8,834)

Non-GAAP Net Income (Loss)
Reported net income (loss) (GAAP basis)	$2,835	$(2,526)	$(7,441)	$(9,166)
Change in fair value of contingent consideration obligations[1]	(10)	106	(100)	(244)
Restructuring charges[2]	—	—	—	148
Income tax effect of non-GAAP adjustments[3]	—	—	—	—

Non-GAAP Net Income (Loss)	$2,825	$(2,420)	$(7,541)	$(9,262)

Non-GAAP Net Income (Loss) Per Diluted Share
Reported net income (loss) per diluted share (GAAP basis)	$0.13	$(0.12)	$(0.36)	$(0.41)
Change in fair value of contingent consideration obligations[1]	—	0.01	—	(0.01)
Restructuring charges[2]	—	—	—	0.01
Non-GAAP Net Income (Loss) Per Diluted Share	$0.13	$(0.12)	$(0.36)	$(0.42)
Weighted average number of diluted shares	21,739	21,010	20,761	22,218

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Results include severance and other employee-related costs related to various restructuring programs.
[3]	The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.